                                                                     EXHIBIT 4.2


                                                                     [CONFORMED]

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                          REGISTRATION RIGHTS AGREEMENT

                           Dated as of October 9, 2002

                                      among

                                 CONOCOPHILLIPS

                                    as Issuer

                                       and

                         BANC OF AMERICA SECURITIES LLC
                           J.P. MORGAN SECURITIES INC.
                            SALOMON SMITH BARNEY INC.
                                       AND

                          THE OTHER INITIAL PURCHASERS
                               REFERRED TO HEREIN

                            as the Initial Purchasers

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                          REGISTRATION RIGHTS AGREEMENT

         REGISTRATION RIGHTS AGREEMENT (the "Agreement") dated as of October 9, 2002 among CONOCOPHILLIPS, a Delaware corporation (the "Company"), as issuer and BANC OF AMERICA SECURITIES LLC, J.P. MORGAN SECURITIES INC., SALOMON SMITH BARNEY INC. and the other parties referred to in Annex A hereto (each, an "Initial Purchaser" and collectively, the "Initial Purchasers").

         This Agreement is made pursuant to the Purchase Agreement dated October 2, 2002 by and among the Company, and the Initial Purchasers (the "Purchase Agreement"), which provides for the sale by the Company to the Initial Purchasers of $400,000,000 aggregate principal amount of the Company's 3.625% Notes due 2007, $1,000,000,000 aggregate principal amount of the Company's 4.75% Notes due 2012 and $600,000,000 aggregate principal amount of the Company's 5.90% Notes due 2032 (collectively, the "Notes"). The Notes will be fully and unconditionally guaranteed (the "Guarantees," and together with the Notes, the "Securities") by Conoco Inc. and Phillips Petroleum Company (each a "Guarantor" and together the "Guarantors"). In order to induce the Initial Purchasers to enter into the Purchase Agreement and in satisfaction of a condition to the Initial Purchasers' obligations thereunder, the Company has agreed to provide to the Initial Purchasers and their respective direct and indirect transferees and assigns the registration rights set forth in this Agreement.

         In consideration of the foregoing, the parties hereto agree as follows:

         1. Definitions. As used in this Agreement, the following capitalized defined terms shall have the following meanings:

                  "1933 Act" shall mean the Securities Act of 1933, as amended from time to time, and the rules and regulations of the SEC promulgated thereunder.

                  "1934 Act" shall mean the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations of the SEC promulgated thereunder.

                  "Additional Interest" shall have the meaning set forth in
         Section 2(e) hereof.

                  "Closing Time" shall mean October 9, 2002.

                  "Depositary" shall mean The Depository Trust Company, or any other depositary appointed by the Company, including any agent thereof; provided, however, that any such depositary must at all times have an address in the Borough of Manhattan, The City of New York.

                  "Exchange Offer" shall mean the exchange offer by the Company and the Guarantors of Exchange Securities for Registrable Securities pursuant to Section 2(a) hereof.

                  "Exchange Offer Registration" shall mean a registration of the Exchange Offer under the 1933 Act effected pursuant to Section 2(a) hereof.

                  "Exchange Offer Registration Statement" shall mean a registration statement of the Company and the Guarantors on Form S-4 or another appropriate form covering the Exchange Offer and all amendments and supplements to such registration statement, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated or deemed to be incorporated by reference therein.

                  "Exchange Securities" shall mean the 3.625% Notes due 2007, the 4.75% Notes due 2012 and the 5.90% Notes due 2032 of the Company and the related guarantees of the Guarantors to be issued under the Indenture with terms identical to the Securities (except that (i) provisions relating to an increase in the stated rate of interest thereon upon the occurrence of a Registration Default shall be eliminated and (ii) the transfer restrictions, minimum purchase requirements and legends relating to restrictions on ownership and transfer thereof as a result of the issuance of the Securities without registration under the 1933 Act shall be eliminated) and offered to Holders of Registrable Securities in exchange for Registrable Securities pursuant to the Exchange Offer.

                  "Guarantees" shall have the meaning set forth in the preamble of this Agreement.

                  "Holders" shall mean, as the context requires, (i) the Initial Purchasers, for so long as they own any Registrable Securities, and each of their respective successors, assigns and direct and indirect transferees who become registered holders of Registrable Securities under the Indenture and (ii) each Participating Broker-Dealer that holds Exchange Securities for so long as such Participating Broker-Dealer is required to deliver a prospectus meeting the requirements of the 1933 Act in connection with any resale of such Exchange Securities.

                  "Indenture" shall mean the Indenture dated as of October 9, 2002 between the Company, the Guarantors and The Bank of New York, as trustee, as the same may be further amended or supplemented from time to time in accordance with the terms thereof.

                  "Interest Accrual Date" means October 9, 2002.

                  "Initial Purchasers" shall have the meaning set forth in the preamble of this Agreement.

                  "Majority Holders" shall mean the Holders of a majority of the aggregate principal amount of Registrable Securities outstanding (voting as one class); provided, however, that whenever the consent or approval of Holders of a specified percentage of Registrable Securities is required hereunder, Registrable Securities held by the Company or any of its affiliates (as such term is defined in Rule 405 under the 1933 Act) shall be disregarded in determining whether such consent or approval was given by the Holders of such required percentage.

                  "NASD" shall mean the National Association of Securities Dealers, Inc.

                  "Notes" shall have the meaning set forth in the preamble of this Agreement.

                  "Notifying Broker-Dealer" shall have the meaning set forth in
         Section 3(f) hereof.

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
                  "Participating Broker-Dealer" shall have the meaning set forth in Section 3(f) hereof.

                  "Person" shall mean an individual, partnership, joint venture, limited liability company, corporation, trust or unincorporated organization or other entity, or a government or agency or political subdivision thereof.

                  "Private Exchange Securities" shall have the meaning set forth in Section 2(a) hereof.

                  "Prospectus" shall mean the prospectus included in a Registration Statement, including any preliminary prospectus, and any such prospectus as amended or supplemented by any prospectus supplement, including a prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by a Shelf Registration Statement, and by all other amendments and supplements to a prospectus, including post-effective amendments, and in each case including all material incorporated or deemed to be incorporated by reference therein.

                  "Purchase Agreement" shall have the meaning set forth in the preamble to this Agreement.

                  "Registrable Securities" shall mean the Securities; provided, however, that any Securities shall cease to be Registrable Securities when (i) a Shelf Registration Statement with respect to the resale of such Securities shall have been declared effective under the 1933 Act and such Securities shall have been disposed of pursuant to such Shelf Registration Statement, (ii) such Securities shall have been sold to the public pursuant to Rule 144 (or any similar provision then in force, but not Rule 144A) under the 1933 Act or is saleable pursuant to Rule 144(k) under the 1933 Act, (iii) such Securities shall have ceased to be outstanding, (iv) such Securities shall have been exchanged for Exchange Securities which have been registered pursuant to the Exchange Offer Registration Statement upon consummation of the Exchange Offer unless such Exchange Securities are held by Participating Broker-Dealers or otherwise are not freely tradable without any limitations or restrictions under the 1933 Act, in which case such Exchange Securities will be deemed to be Registrable Securities until such time as such Exchange Securities are sold to a purchaser in whose hands such Exchange Securities are freely tradeable without any limitations or restrictions under the 1933 Act or (v) such Securities shall have been exchanged for Private Exchange Securities pursuant to this Agreement, in which case such Private Exchange Securities will be deemed to be Registrable Securities until such time as such Private Exchange Securities are sold to a purchaser in whose hands such Private Exchange Securities are freely tradeable without any limitations or restrictions under the 1933 Act.

                  "Registration Default" shall have the meaning set forth in
         Section 2(e) hereof.

                  "Registration Expenses" shall mean any and all expenses incident to performance of or compliance by the Company with this Agreement, including without limitation: (i) all SEC, stock exchange or NASD registration and filing fees, (ii) all fees and expenses incurred in connection with compliance with state or other securities or blue sky laws and compliance with the rules of the NASD (including reasonable fees and disbursements of one firm of counsel for any Holders in connection with qualification of any of the Exchange Securities or Registrable Securities under state or other securities or blue sky laws and any filing with and review by the NASD), (iii) all expenses of any Persons in preparing, printing and distributing any Registration Statement, any Prospectus, any amendments or supplements thereto, certificates representing the Securities, Private Exchange Securities (if any) or Exchange Securities and other documents relating to the performance of and compliance with this Agreement, (iv) all rating agency fees, (v) all fees and expenses incurred in connection with the listing, if any, of the Securities, Private Exchange Securities (if any) or Exchange Securities on any securities exchange or exchanges or on any quotation system, (vi) all fees and disbursements relating to the qualification of the Indenture under applicable securities laws, (vii) the fees and disbursements of counsel for the Company and the Guarantors and the fees and expenses of independent public accountants for the Company and the Guarantors or for any other Person, business or assets whose financial statements are included in any Registration Statement or Prospectus, (viii) the fees and expenses of the Trustee, any registrar, any depositary, any paying agent, any escrow agent or any custodian, in each case including fees and disbursements of their respective counsel, (ix) the reasonable fees and expenses of counsel to the Initial Purchasers in connection with the Exchange Offer and (x) the fees and disbursements, if any, of one firm of special counsel representing the Holders of Registrable Securities designated pursuant to Section 2(c) below.

                  "Registration Statement" shall mean any registration statement of the Company and the Guarantors relating to any offering of the Exchange Securities or Registrable Securities pursuant to the provisions of this Agreement (including, without limitation, any Exchange Offer Registration Statement and any Shelf Registration Statement), and all amendments and supplements to any such Registration Statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto (other than the Statement of Eligibility under the TIA of the Trustee on Form T-1) and all material incorporated or deemed to be incorporated by reference therein.

                  "SEC" shall mean the Securities and Exchange Commission or any successor thereto.

                  "Securities" shall have the meaning set forth in the preamble to this Agreement.

                  "Shelf Registration" shall mean a registration covering the resale of Securities or Private Exchange Securities (if any) effected pursuant to Section 2(b) hereof.

                  "Shelf Registration Statement" shall mean a registration statement of the Company and the Guarantors on Form S-3 filed pursuant to Rule 415(a)(1)(i) under the 1933 Act covering the Shelf Registration, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated or deemed to be incorporated by reference therein.

                  "TIA" shall mean the Trust Indenture Act of 1939, as amended from time to time, and the rules and regulations of the SEC promulgated thereunder.

                  "Trustee" shall mean the trustee with respect to the Securities, the Private Exchange Securities (if any) and the Exchange Securities under the Indenture.

         For purposes of this Agreement, (i) all references in this Agreement to any Registration Statement, preliminary prospectus or Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the SEC pursuant to its Electronic Data Gathering, Analysis and Retrieval system; (ii) all references in this Agreement to financial statements and schedules and other information which is "contained", "included", "disclosed" or "stated" in any Registration Statement, preliminary prospectus or Prospectus (or other references of like import) shall be deemed to include all such financial statements and schedules and other information which is incorporated or deemed to be incorporated by reference in such Registration Statement, preliminary prospectus or Prospectus, as the case may be, at the time of effectiveness or delivery, as the case may be; (iii) all references in this Agreement to amendments or supplements to any Registration Statement, preliminary prospectus or Prospectus shall be deemed to include the filing of any document under the 1934 Act which is incorporated or deemed to be incorporated by reference in such Registration Statement, preliminary prospectus or Prospectus, as the case may be, after the time of effectiveness or delivery, as the case may be; (iv) all references in this Agreement to Rule 144, Rule 144A or Rule 405 under the 1933 Act, and all references to any sections or subsections thereof or terms defined therein, shall in each case include any successor provisions thereto; and (v) all references in this Agreement to days (but not to business days) shall mean calendar days.

         2. Registration Under the 1933 Act.

         (a) Exchange Offer Registration. To the extent not prohibited by applicable law or by applicable interpretations of the staff of the SEC, the Company shall, and shall cause the Guarantors to, use reasonable best efforts to
(A) file with the SEC on or prior to the 120th day after the Closing Time an Exchange Offer Registration Statement covering the offer by the Company and the Guarantors to the Holders to exchange all of the Registrable Securities for a like aggregate principal amount of Exchange Securities, (B) cause such Exchange Offer Registration Statement to be declared effective by the SEC no later than the 180th day after the Closing Time, (C) cause such Registration Statement to remain effective until the closing of the Exchange Offer and (D) consummate the Exchange Offer no later than 45 days after the effective date of the Exchange Offer Registration Statement. Upon the effectiveness of the Exchange Offer Registration Statement, the Company shall promptly commence the Exchange Offer, it being the objective of such Exchange Offer to enable each Holder eligible and electing to exchange Registrable Securities for Exchange Securities (assuming that such Holder (1) is not an affiliate of the Company or either Guarantor within the meaning of Rule 405 under the 1933 Act or an Initial Purchaser holding Securities acquired by it and having the status of an unsold allotment in the initial offering and sale of Securities pursuant to the Purchase Agreement, (2) acquires the Exchange Securities in the ordinary course of such Holder's business and (3) has no arrangements or understandings with any Person to participate in the Exchange Offer for the purpose of distributing such Exchange Securities and is not engaged in, and does not intend to engage in, any such distribution) to trade such Exchange Securities from and after their receipt without any limitations or restrictions under the 1933 Act or under the securities or blue sky laws of the states of the United States.

         In connection with the Exchange Offer, the Company shall:

                  (i) promptly mail to each Holder a copy of the Prospectus forming part of the Exchange Offer Registration Statement, together with an appropriate letter of transmittal and related documents;

                  (ii) keep the Exchange Offer open for not less than 20 business days (or longer if required by applicable law) after the date notice thereof is mailed to the Holders and, during the Exchange Offer, offer to all Holders who are eligible to participate in the Exchange Offer the opportunity to exchange their Registrable Securities for Exchange Securities;

                  (iii) use the services of a depositary or other exchange agent with an address in the Borough of Manhattan, The City of New York, for the Exchange Offer;

                  (iv) permit Holders to withdraw tendered Registrable Securities at any time prior to the close of business, New York City time, on the last business day on which the Exchange Offer shall remain open;

                  (v) notify each Holder that any Registrable Security not tendered, or tendered and subsequently withdrawn, will remain outstanding and continue to accrue interest, but will not retain any rights under this Agreement (except in the case of the Initial Purchasers and Participating Broker-Dealers as provided herein) or accrue Additional Interest; and

                  (vi) otherwise comply in all material respects with all applicable laws relating to the Exchange Offer.

         If, at or prior to the consummation of the Exchange Offer, any Initial Purchaser holds any Securities acquired by it and having the status of an unsold allotment in the initial offering and sale of Securities pursuant to the Purchase Agreement, or any Holder is not entitled to participate in the Exchange Offer because of applicable law or interpretations thereof by the staff of the SEC, the Company shall, upon the request of such Initial Purchaser or Holder, simultaneously with the delivery of the Exchange Securities in the Exchange Offer to other Holders, issue and deliver to such Initial Purchaser or Holder in exchange for such Securities a like principal amount of debt securities of the Company ("Private Exchange Securities"), and the Company shall cause the Guarantors to provide corresponding guarantees, to be issued under the Indenture with terms identical to the Exchange Securities, except that such debt securities and related guarantees shall be subject to transfer restrictions and minimum purchase requirements, shall bear a legend relating to restrictions on ownership and transfer identical to those applicable to the Securities as a result of the issuance thereof without registration under the 1933 Act and shall provide for the payment of Additional Interest. The Company shall use its reasonable best efforts to have the Private Exchange Securities bear the same CUSIP number as the Exchange Securities and, if unable to do so, the Company will, at such time as any Private Exchange Security ceases to be a "restricted security" within the meaning of Rule 144 under the 1933 Act, permit any such Private Exchange Security to be exchanged for a like principal amount of Exchange Securities.

         The Exchange Securities and the Private Exchange Securities (if any) shall be issued under the Indenture, which shall be qualified under the TIA. Interest on each Exchange Security and such Private Exchange Security (if any) will accrue from the last date on which interest was paid or duly provided for on the Securities surrendered in exchange therefor or, if no interest has been paid or duly provided for on such Securities, from the Interest Accrual Date.

         The Indenture shall provide that the Exchange Securities, the Private Exchange Securities (if any) and the Securities of each series shall vote and consent together on all matters as a single class and shall constitute a single series of debt securities issued under the Indenture.

         As soon as practicable after the close of the Exchange Offer, the Company shall with respect to each series of Securities:

                  (i) accept for exchange all Registrable Securities duly tendered and not validly withdrawn pursuant to the Exchange Offer in accordance with the terms of the Exchange Offer Registration Statement and the related letter of transmittal;

                  (ii) deliver, or cause to be delivered, to the Trustee for cancellation all Registrable Securities so accepted for exchange by the Company; and

                  (iii) cause the Trustee promptly to authenticate and deliver Exchange Securities to each Holder of Registrable Securities so accepted for exchange equal in principal amount to the principal amount of the Registrable Securities of such Holder so accepted for exchange.

         The Exchange Offer shall not be subject to any conditions, other than that (i) the Exchange Offer, or the making of any exchange by a Holder, does not violate any applicable law or any applicable interpretation of the staff of the SEC, (ii) no action or proceeding shall have been instituted or threatened in any court or by or before any governmental agency with respect to the Exchange Offer which, in the Company's judgment, would reasonably be expected to impair the ability of the Company to proceed with the Exchange Offer and (iii) the Holders tender the Registrable Securities to the Company in accordance with the Exchange Offer. Each Holder of Registrable Securities (other than Participating Broker-Dealers) who wishes to exchange such Registrable Securities for Exchange Securities in the Exchange Offer will be required to represent that (1) it is not an affiliate (as defined in Rule 405 under the 1933 Act) of the Company or an Initial Purchaser holding Securities acquired by it and having the status of an unsold allotment in the initial offering and sale of Securities pursuant to the Purchase Agreement, (2) any Exchange Securities to be received by it will be acquired in the ordinary course of business and (3) it has no arrangement or understanding with any Person to participate in the distribution (within the meaning of the 1933 Act) of the Exchange Securities and is not engaged in, and does not intend to engage in, any such distribution, and shall be required to make such other representations as may be reasonably necessary under applicable SEC rules, regulations or interpretations to render the use of Form S-4 or another appropriate form under the 1933 Act available.

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
         (b) Shelf Registration. (i) If, because of any change in law or applicable interpretations thereof by the staff of the SEC, the Company and the Guarantors are not permitted to effect the Exchange Offer as contemplated by
Section 2(a) hereof or (ii) if for any other reason (A) the Exchange Offer Registration Statement is not declared effective within 180 days following the Closing Time or (B) the Exchange Offer is not consummated within 45 days after effectiveness of the Exchange Offer Registration Statement (provided that if the Exchange Offer Registration Statement shall be declared effective after such 180-day period or if the Exchange Offer shall be consummated after such 45-day period, then the Company's obligations under this clause (ii) arising from the failure of the Exchange Offer Registration Statement to be declared effective within such 180-day period or the failure of the Exchange Offer to be consummated within such 45-day period, respectively, shall terminate), (iii) if any Holder (other than an Initial Purchaser holding Securities acquired directly from the Company and the Guarantors as part of the offering and sale of Securities pursuant to the Purchase Agreement) is not eligible to participate in the Exchange Offer because of any change in law or applicable interpretations thereof by the staff of the SEC or elects to participate in the Exchange Offer but does not receive Exchange Securities which are freely tradeable without any limitations or restrictions under the 1933 Act or (iv) upon the request of any Initial Purchasers (provided that, in the case of this clause (iv), such Initial Purchaser shall hold Registrable Securities (including, without limitation, Private Exchange Securities) that it acquired directly from the Company and the Guarantors as part of the offering and sale of Securities pursuant to the Purchase Agreement and such request is made before the date that is 90 days after consummation of the Exchange Offer), the Company shall, and shall cause the Guarantors to, at their cost:

                           (A) as promptly as practicable, but no later than (a)
                  the 180th day after the Closing Time or (b) the 60th day after any such filing obligation arises, whichever is later, file with the SEC a Shelf Registration Statement relating to the resale of the Registrable Securities by the Holders from time to time in accordance with the methods of distribution set forth in such Shelf Registration Statement;

                           (B) use reasonable best efforts to cause such Shelf
                  Registration Statement to be declared effective by the SEC as promptly as practicable, but in no event later than the 60th day after the date on which the Company is required to file the Shelf Registration Statement. In the event that the Company and the Guarantors are required to file a Shelf Registration Statement pursuant to clause (iii) or (iv) above, the Company shall, and shall cause the Guarantors to, file and use reasonable best efforts to have declared effective by the SEC both an Exchange Offer Registration Statement pursuant to
                  Section 2(a) with respect to all Registrable Securities other than the Private Exchange Securities (if any) and a Shelf Registration Statement (which may be combined with the Exchange Offer Registration Statement) with respect to resales of Registrable Securities held by such Holder or such Initial Purchaser, as applicable;

                           (C) use reasonable best efforts to keep the Shelf
                  Registration Statement continuously effective, supplemented and amended as required, in order to permit the Prospectus forming part thereof to be usable by Holders for a period (x) of two years after the latest date on which any Securities are originally issued by the Company and the Guarantors (subject to extension pursuant to the last paragraph of Section 3) or,
                  (y) if earlier, when all of the Registrable Securities covered by such Shelf Registration

                  Statement (i) have been sold pursuant to the Shelf Registration Statement in accordance with the intended method of distribution thereunder, (ii) become eligible for resale pursuant to Rule 144(k) under the 1933 Act or (iii) cease to be Registrable Securities; and

                           (D) notwithstanding any other provisions hereof, use
                  reasonable best efforts to ensure that (i) the Shelf Registration Statement and each amendment thereto (if any) and the Prospectus forming a part thereof and each amendment or supplement thereto comply in all material respects with the 1933 Act and the rules and regulations thereunder, (ii) neither the Shelf Registration Statement nor any amendment thereto, when it becomes effective, contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (iii) except during circumstances described in the last two paragraphs of Section 3, neither the Prospectus forming part of the Shelf Registration Statement nor any amendment or supplement thereto includes an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this provision shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by a holder of Registrable Securities expressly for use therein.

         The Company shall not permit any securities other than Registrable Securities to be included in the Shelf Registration Statement without the prior written consent of Banc of America Securities LLC. The Company further agrees, if necessary, to supplement or amend the Shelf Registration Statement if reasonably requested by the Majority Holders with respect to information relating to the Holders and otherwise as required by Section 3(b) below, to use reasonable best efforts to cause any such amendment to become effective and such Shelf Registration Statement to become usable as soon as practicable thereafter and to furnish to the Holders of Registrable Securities as many copies of any such supplement or amendment as such Holders may reasonably request promptly after its being used or filed with the SEC.

         (c) Expenses. The Company shall pay all Registration Expenses in connection with the registration pursuant to Section 2(a) and 2(b) hereof and, in the case of the Shelf Registration Statement, will reimburse the Holders or the Initial Purchasers for the reasonable fees and disbursements of one counsel designated in writing by the Majority Holders of such Registrable Securities included in such offering (or, if a Shelf Registration Statement is filed solely pursuant to clause (iv) of the first paragraph of Section 2(b), designated by the Initial Purchasers) to act as counsel for the Holders of the Registrable Securities in connection therewith, which, until otherwise designated in accordance with this Section 2(c), shall be Cravath, Swaine & Moore. Each Holder shall pay all fees and disbursements of its counsel other than as set forth in the preceding sentence or in the definition of Registration Expenses and all discounts, commissions and other expenses (other than Registration Expenses) and transfer taxes, if any, relating to the sale or disposition of such Holder's Registrable Securities pursuant to a the Shelf Registration Statement.

         (d) Effective Registration Statement.

                  (i) The Company shall be deemed not to have used reasonable best efforts to cause the Exchange Offer Registration Statement or any Shelf Registration Statement, as the case may be, to become, or to remain, effective during the requisite periods set forth herein if the Company or either Guarantor takes any action or fails to take any action that could reasonably be expected to result in any such Registration Statement not being declared effective or remaining effective or in the Holders of Registrable Securities (including, under the circumstances contemplated by Section 3(f) hereof, Exchange Securities) covered thereby not being able to exchange or offer and sell such Registrable Securities during that period unless (A) such action is required by applicable law, (B) such action is taken or omitted by the Company or either Guarantor in good faith and for valid business reasons (which does not include avoidance of the Company's obligations hereunder), including the acquisition or divestiture of assets or a material corporate transaction or event, or (C) such action results from the happening of any event or the discovery of any facts which makes any statement made in such Registration Statement or the related Prospectus untrue in any material respect or which constitutes an omission to state a material fact in such Registration Statement or Prospectus, in each case so long as the Company promptly complies with the requirements of Section 3(k) hereof, if applicable, to notify Holders to suspend the use of the Prospectus. Nothing in this paragraph shall prevent the accrual of Additional Interest on any Securities, Private Exchange Securities or Exchange Securities.

                  (ii) An Exchange Offer Registration Statement pursuant to
         Section 2(a) hereof or a Shelf Registration Statement pursuant to
         Section 2(b) hereof shall not be deemed to have become effective unless it has been declared effective by the SEC; provided, however, that if, after it has been declared effective, the offering of Registrable Securities pursuant to a Registration Statement is interfered with by any stop order, injunction or other order or requirement of the SEC or any other governmental agency or court, such Registration Statement shall be deemed not to have been effective during the period of such interference until the offering of Registrable Securities pursuant to such Registration Statement may legally resume.

         (e) Increase in Interest Rate. In the event that:

                  (i) the Exchange Offer Registration Statement is not filed with the SEC on or prior to the 120th day following the Closing Time, or

                  (ii) the Exchange Offer Registration Statement is not declared effective by the SEC on or prior to the 180th day following the Closing Time, or

                  (iii) the Exchange Offer is not consummated on or prior to the 45th day following the effective date of the Exchange Offer Registration Statement, or

                  (iv) if required, a Shelf Registration Statement is not filed with the SEC on or prior to (A) the 180th day following the Closing Time or (B) the 60th day after the filing obligation arises, whichever is later, or

                  (v) if required, a Shelf Registration Statement is not declared effective on or prior to the 60th day after the date on which the Company and the Guarantors are required to file such Shelf Registration Statement, or

                  (vi) a Shelf Registration Statement is declared effective by the SEC but such Shelf Registration Statement ceases to be effective or such Shelf Registration Statement or the Prospectus included therein ceases to be usable in connection with resales of Registrable Securities covered thereby for any reason and either (A) the aggregate number of days in any consecutive 365-day period for which the Shelf Registration Statement or such Prospectus shall not be effective or usable exceeds 90 days or (B) the Shelf Registration Statement or such Prospectus shall not be effective or usable for a period of more than 30 consecutive days, or

                  (vii) the Exchange Offer Registration Statement is declared effective by the SEC but, if the Exchange Offer Registration Statement is being used in connection with the resale of Exchange Securities as contemplated by Section 3(f)(B) of this Agreement, the Exchange Offer Registration Statement ceases to be effective or the Exchange Offer Registration Statement or the Prospectus included therein ceases to be usable in connection with resales of Exchange Securities for any reason during the 180-day period referred to in Section 3(f)(B) of this Agreement (as such period may be extended pursuant to the last paragraph of Section 3 of this Agreement) and either (A) the aggregate number of days in any consecutive 365-day period for which the Exchange Offer Registration Statement or such Prospectus shall not be effective or usable exceeds 90 days or (B) the Exchange Offer Registration Statement or the Prospectus shall not be effective or usable for a period of more than 30 consecutive days,

(each of the events referred to in clauses (i) through (vii) above being hereinafter called a "Registration Default"), the per annum interest rate borne by the Registrable Securities of a series shall be increased ("Additional Interest") by one-quarter of one percent (0.25%) per annum immediately following such 120-day period in the case of clause (i) above, immediately following such 180-day period in the case of clause (ii) above, immediately following such 45-day period in the case of clause (iii) above, immediately following any such 180-day period or 60-day period, whichever ends later, in the case of clause
(iv) above, immediately following any such 60-day period in the case of clause
(v) above, immediately following the 90th day in any consecutive 365-day period or immediately following the 30th consecutive day, whichever occurs first, that a Shelf Registration Statement shall not be effective or a Shelf Registration Statement or the Prospectus included therein shall not be usable as contemplated by clause (vi) above, or immediately following the 90th day in any consecutive 365-day period or immediately following the 30th consecutive day, whichever occurs first, that the Exchange Offer Registration Statement shall not be effective or the Exchange Offer Registration Statement or the Prospectus included therein shall not be usable as contemplated by clause (vii) above, which rate will be increased by an additional one-quarter of one percent (0.25%) per annum immediately following each 90-day period that any Additional Interest continues to accrue under any circumstances; provided, however, that the aggregate increase in such annual interest rate may in no event exceed one-half of one percent (0.50%) per annum and the Company will not be required to pay Additional Interest for more than one Registration Default at a time. Upon the filing of the Exchange Offer Registration Statement after the 120-day period described in clause (i) above, the effectiveness of the Exchange Offer Registration Statement after the 180-day period described in clause (ii) above, the consummation of the Exchange Offer after the 45-day period described in clause (iii) above, the filing of the Shelf Registration Statement after the 180-day period or 60-day period, as the case may be, described in clause (iv) above, the effectiveness of a Shelf Registration Statement after the 60-day period described in clause (v) above, the Shelf Registration Statement once again being effective or the Shelf Registration Statement and the Prospectus included therein becoming usable in connection with resales of Registrable Securities of the applicable series, as the case may be, in the case of clause (vi) above, or the Exchange Offer Registration Statement once again being effective or the Exchange Offer Registration Statement and the Prospectus included therein becoming usable in connection with resales of Exchange Securities of the applicable series, as the case may be, in the case of clause (vii) above, the interest rate borne by the Registrable Securities of such series from the date of such filing, effectiveness, consummation or resumption of effectiveness or useability, as the case may be, shall be reduced to the original interest rate so long as no other Registration Default shall have occurred with respect to such series and shall be continuing at such time and the Company is otherwise in compliance with this section; provided, however, that if, after any such reduction in interest rate, one or more Registration Defaults with respect to such series shall again occur, the interest rate of such series of Registrable Securities shall again be increased pursuant to the foregoing provisions.

         The Company shall notify the Trustee within three business days after each and every date on which an event occurs in respect of which Additional Interest is required to be paid. Additional Interest shall be paid by depositing with the Trustee, in trust, for the benefit of the Holders of Registrable Securities of the applicable series, on or before the applicable semiannual interest payment date, immediately available funds in sums sufficient to pay the Additional Interest then due. The Additional Interest due shall be payable on each such interest payment date to the record Holder of Registrable Securities of such series entitled to receive the interest payment to be paid on such date as set forth in the Indenture. Each obligation to pay Additional Interest shall be deemed to accrue from and including the day following the applicable Registration Default.

         Anything herein to the contrary notwithstanding, any Holder who was, at the time the Exchange Offer was pending and consummated, eligible to exchange, and did not validly tender or withdrew, its Securities for Exchange Securities in the Exchange Offer will not be entitled to receive any Additional Interest. For purposes of clarity, it is hereby acknowledged and agreed that, under current interpretations of law by the SEC, Initial Purchasers holding unsold allotments of Securities acquired from the Company and the Guarantors pursuant to the Purchase Agreement are not eligible to participate in the Exchange Offer.

         (f) Specific Enforcement. Without limiting the remedies available to the Initial Purchasers and the Holders, the Company acknowledges that any failure by the Company to comply with its obligations under Sections 2(a) through 2(d) hereof may result in material irreparable injury to the Initial Purchasers, the Holders or the Participating Broker-Dealers for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of any such failure, the Initial Purchasers, any Holder and any Participating Broker-Dealer may obtain such relief as may be required to specifically enforce the Company's obligations under Section 2(e) hereof.

         3. Registration Procedures. In connection with the obligations of the Company with respect to the Registration Statements pursuant to Sections 2(a) and 2(b) hereof, the Company shall, and shall cause the Guarantors to:

                  (a) prepare and file with the SEC a Registration Statement or, if required, Registration Statements, within the time periods specified in Section 2, on the appropriate form under the 1933 Act, which form
         (i) shall be selected by the Company, (ii) shall, in the case of a Shelf Registration Statement, be available for the sale of the Registrable Securities by the selling Holders thereof and (iii) shall comply as to form in all material respects with the requirements of the applicable form and include or incorporate by reference all financial statements required by the SEC to be filed therewith, and use its reasonable best efforts to cause such Registration Statement to become effective and remain effective in accordance with Section 2 hereof;

                  (b) prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary under applicable law to keep such Registration Statement effective for the applicable period in accordance with Section 2 hereof; cause each Prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the 1933 Act; and comply with the provisions of the 1933 Act and the 1934 Act with respect to the disposition of all Securities covered by each Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the selling Holders thereof;

                  (c) in the case of a Shelf Registration, (i) notify each Holder of Registrable Securities which may be included in such Shelf Registration, at least ten business days prior to filing or such shorter period as is reasonable under the circumstances, that a Shelf Registration Statement with respect to the Registrable Securities is being filed; (ii) furnish to each Holder of Registrable Securities, to counsel for the Initial Purchasers and to one firm of counsel for the Holders, without charge, as many copies of each Prospectus, including each preliminary Prospectus, and any amendment or supplement thereto and such other documents as such Holder or counsel may reasonably request, including financial statements and schedules and, if such Holder or counsel so requests, all exhibits (including those incorporated by reference) in order to facilitate the public sale or other disposition of the Registrable Securities; and (iii) subject to the penultimate paragraph of this Section 3, the Company hereby consents to the use of the Prospectus, including each preliminary Prospectus, or any amendment or supplement thereto by each of the Holders of Registrable Securities in connection with the offering and sale of the Registrable Securities covered by any Prospectus or any amendment or supplement thereto;

                  (d) use reasonable best efforts to register or qualify, to the extent required, the Registrable Securities under all applicable state securities or "blue sky" laws of such jurisdictions of the United States as any Holder of Registrable Securities covered by a Registration Statement shall reasonably request in writing by the time the applicable Registration Statement is declared effective, to cooperate with the Holders of any Registrable Securities in connection with any filings required to be made with the NASD, to keep each such registration or qualification effective during the period such Registration Statement is required to be effective and do any and all other acts and things which may be reasonably necessary or advisable to enable such Holder to consummate the disposition in each such jurisdiction of such Registrable Securities owned by such Holder; provided, however, that neither the Company nor either Guarantor shall be required to (i) file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or (ii) to subject themselves to taxation in any jurisdiction in which they are not so subject;

                  (e) in the case of a Shelf Registration, notify each Holder of Registrable Securities included in such Shelf Registration and one firm of counsel for such Holders promptly and, if requested by such Holder or counsel, confirm such advice in writing promptly (i) when a Registration Statement has become effective and when any post-effective amendments and supplements thereto become effective, (ii) of any request by the SEC or any state securities authority for post-effective amendments or supplements to a Registration Statement or Prospectus or for additional information after a Registration Statement has become effective, (iii) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, (iv) of the receipt by the Company or a Guarantor of any notification with respect to the suspension of the registration or qualification of the Registrable Securities for sale in any U.S. jurisdiction or the initiation or threatening of any proceeding for such purpose, (v) of the happening of any event or the discovery of any facts during the period a Shelf Registration Statement is effective which is contemplated in Section 2(d)(i)(A), 2(d)(i)(B) or 2(d)(i)(C) and (vi) of any determination by the Company or a Guarantor that a post-effective amendment to a Registration Statement would be appropriate; and without limitation to any other provisions of this Agreement, the Company agrees that this Section 3(e) shall also be applicable, mutatis mutandis, with respect to the Exchange Offer Registration Statement and the Prospectus included therein to the extent that such Prospectus is being used by Participating Broker-Dealers as contemplated by Section 3(f);

                  (f) (A) in the case of an Exchange Offer, (i) include in the Exchange Offer Registration Statement (x) a "Plan of Distribution" section substantially in the form set forth in Annex B hereto or other such form as is reasonably acceptable to Banc of America Securities LLC covering the use of the Prospectus included in the Exchange Offer Registration Statement by broker-dealers who have exchanged their Registrable Securities for Exchange Securities for the resale of such Exchange Securities and (y) a statement to the effect that any such broker-dealers who wish to use the related Prospectus in connection with the resale of Exchange Securities acquired as a result of market-making or other trading activities will be required to notify the Company to that effect, together with instructions for giving such notice (which instructions shall include a provision for giving such notice by checking a box or making another appropriate notation on the related letter of transmittal) (each such broker-dealer who gives notice to the Company as aforesaid being hereinafter called a "Notifying Broker-Dealer"), (ii) furnish to each Notifying Broker-Dealer who desires to participate in the Exchange Offer, without charge, as many copies of each Prospectus included in the Exchange Offer Registration Statement, including any preliminary prospectus, and any amendment or supplement thereto, as such broker-dealer may reasonably request, (iii) include in the Exchange Offer Registration Statement a statement that any broker-dealer who holds Registrable Securities acquired for its own account as a result of market-making activities or other trading activities (a "Participating Broker-Dealer"), and who receives Exchange Securities for Registrable Securities pursuant to the Exchange Offer, may be a statutory underwriter and must deliver a prospectus meeting the requirements of the 1933 Act in connection with any resale of such Exchange Securities, (iv) subject to the penultimate paragraph of this
         Section 3, the Company hereby consents to the use of the Prospectus forming part of the Exchange Offer Registration Statement or any amendment or supplement thereto by any Notifying Broker-Dealer in connection with the sale or transfer of Exchange Securities and (v) include in the transmittal letter or similar documentation to be executed by an exchange offeree in order to participate in the Exchange Offer substantially the following provision:

                  "If the undersigned is not a broker-dealer, the undersigned represents that it is not engaged in, and does not intend to engage in, a distribution of Exchange Securities. If the undersigned is a broker-dealer that will receive Exchange Securities for its own account in exchange for Registrable Securities, it represents that the Registrable Securities to be exchanged for Exchange Securities were acquired by it as a result of market-making activities or other trading activities and acknowledges that it will deliver a prospectus meeting the requirements of the 1933 Act in connection with any resale of such Exchange Securities pursuant to the Exchange Offer; however, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an "underwriter" within the meaning of the 1933 Act. If the undersigned is a broker-dealer, it represents that it did not purchase the Registrable Securities to be exchanged for Exchange Securities from the Company";

                  (B) to the extent any Notifying Broker-Dealer participates in the Exchange Offer, (i) the Company shall use reasonable best efforts to maintain the effectiveness of the Exchange Offer Registration Statement for a period of 180 days (subject to extension pursuant to the last paragraph of this Section 3) following the last date on which exchanges are accepted pursuant to the Exchange Offer and (ii) the Company will comply, insofar as relates to the Exchange Offer Registration Statement, the Prospectus included therein and the offering and sale of Exchange Securities pursuant thereto, with its obligations under Section 2(b)(D), the last paragraph of Section 2(b), Sections 3(c), 3(e), 3(i), 3(j), 3(k), 3(n), 3(o), 3(p) and 3(q) and
         the last two paragraphs of this Section 3 as if all references therein to a Shelf Registration Statement, the Prospectus included therein and the Holders of Registrable Securities referred, mutatis mutandis, to the Exchange Offer Registration Statement, the Prospectus included therein and the applicable Notifying Broker-Dealers and, for purposes of this Section 3(f), all references in any such paragraphs or sections to the "Majority Holders" shall be deemed to mean, solely insofar as relates to this Section 3(f), the Notifying Broker-Dealers who are the Holders of the majority in aggregate principal amount of the Exchange Securities which are Registrable Securities (voting as one class); and

                  (C) the Company shall not be required to amend or supplement the Prospectus contained in the Exchange Offer Registration Statement as would otherwise be contemplated by Section 3(b) or 3(k) hereof, or take any other action as a result of this Section 3(f), for a period exceeding 180 days (subject to extension pursuant to the last paragraph of this Section 3) after the date on which the Exchange Offer Registration Statement is declared effective or such shorter period of time such Notifying Broker-Dealers must comply with the prospectus delivery requirements of the 1933 Act in order to resell the Exchange Securities received in exchange for the Registrable Securities acquired for their own account as a result of market-making or other trading activity, and Notifying Broker-Dealers shall not be authorized by the Company to, and shall not, deliver such Prospectus after such period in connection with resales contemplated by this Section 3;

                  (g) (i) in the case of an Exchange Offer, furnish counsel for the Initial Purchasers and (ii) in the case of a Shelf Registration, furnish one firm of counsel for the Holders of Registrable Securities copies of any request by the SEC or any state securities authority for amendments or supplements to a Registration Statement or Prospectus or for additional information;

                  (h) use reasonable best effort to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement as soon as practicable and provide prompt notice to each Holder of the withdrawal of any such order;

                  (i) in the case of a Shelf Registration, furnish to each Holder of Registrable Securities included in such Shelf Registration, upon request from such Holder and without charge, at least one conformed copy of each Registration Statement and any post-effective amendments thereto (without documents incorporated or deemed to be incorporated therein by reference or exhibits thereto, unless requested), if such documents are not available via the SEC EDGAR database;

                  (j) in the case of a Shelf Registration, cooperate with the selling Holders of Registrable Securities to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends; and cause such Registrable Securities to be in such denominations (consistent with the provisions of the Indenture) and in a form eligible for deposit with the Depositary;

                  (k) in the case of a Shelf Registration, upon the occurrence of any event or the discovery of any facts as contemplated by Section 3(e)(v) hereof, subject to the last paragraph of this Section 3 use reasonable best efforts to prepare a supplement or post-effective amendment to a Registration Statement or the related Prospectus or any document incorporated or deemed to be incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities, such Prospectus will not include at the time of such delivery any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; the Company agrees to notify each Holder to suspend use of the Prospectus as promptly as practicable after the occurrence of such an event, and each Holder hereby agrees to suspend use of the Prospectus until the Company has amended or supplemented the Prospectus to correct such misstatement or omission; and at such time as such public disclosure is otherwise made or the Company determines that such disclosure is not necessary, in each case to correct any misstatement of a material fact or to include any omitted material fact, the Company agrees promptly to notify each Holder of such determination and to furnish each Holder such number of copies of the Prospectus, as amended or supplemented, as such Holder may reasonably request;

                  (l) obtain CUSIP numbers for all Exchange Securities or Registrable Securities, as the case may be, not later than the effective date of a Registration Statement, and provide the Trustee with printed or word-processed certificates for the Exchange Securities or Registrable Securities, as the case may be, in a form eligible for deposit with the Depositary;

                  (m) (i) cause the Indenture to be qualified under the TIA in connection with the registration of the Exchange Securities or Registrable Securities, as the case may be, (ii) cooperate with the Trustee and the Holders to effect such changes, if any, to the Indenture as may be required for the Indenture to be so qualified in accordance with the terms of the TIA and (iii) execute, and use reasonable best efforts to cause the Trustee to execute, all documents as may be required to effect such changes, if any, and all other forms and documents required to be filed with the SEC to enable the Indenture to be so qualified in a timely manner;

                  (n) in the case of a Shelf Registration, if requested by the Holders of a majority in principal amount of the Registrable Securities registered pursuant to such Shelf Registration Statement and consented to by the Company, which consent shall not be unreasonably withheld, effect not more than one underwritten registration and, in connection with such underwritten registration, enter into agreements (including underwriting agreements or similar agreements) and take all other customary and appropriate actions (including those reasonably requested by the Holders of a majority in principal amount of the Registrable Securities being sold) in order to expedite or facilitate the disposition of such Registrable Securities and in such connection, in a manner that is reasonable and customary;

                  (o) in the case of a Shelf Registration, make available for inspection by the Holders of the Registrable Securities included in such Shelf Registration Statement who shall certify to the Company in writing that they have a current intention to sell the Registrable Securities pursuant to the Shelf Registration Statement and any single firm of counsel or single firm of accountants retained by such Holders, all financial statements and other records, documents and properties of the Company reasonably requested by any such Persons, and cause the respective officers, directors, employees, and any other agents of the Company to supply all information reasonably requested by any such Persons in connection with a Shelf Registration Statement, subject to such confidentiality agreements as the Company may reasonably require and to privilege;

                  (p) (i) in the case of an Exchange Offer, a reasonable time prior to the filing of any Exchange Offer Registration Statement, any Prospectus forming a part thereof, any amendment to an Exchange Offer Registration Statement or amendment or supplement to such Prospectus (excluding documents incorporated by reference), provide copies of such documents to counsel for the Initial Purchasers, and will not file any such documents as to which the Initial Purchasers or their counsel may reasonably object prior to such filing; (ii) in the case of a Shelf Registration, a reasonable time prior to filing any Shelf Registration Statement, any Prospectus forming a part thereof, any amendment to such Shelf Registration Statement or amendment or supplement to such Prospectus (excluding documents incorporated by reference), provide copies of such document to the Holders of Registrable Securities included in such Shelf Registration Statement, to the Initial Purchasers, and to one firm of counsel for any such Holders or Initial Purchasers and will not file any such documents as to which the Holders of Registrable Securities, the Initial Purchasers or any of their respective counsel may reasonably object prior to such filing; and
         (iii) cause the representatives of the Company to be available for discussion of such documents as shall be reasonably requested by the Holders of Registrable Securities or the Initial Purchasers on behalf of such Holders, and shall not at any time make any filing of any such document of which such Holders, the Initial Purchasers on behalf of such Holders or their counsel shall not have previously been advised and furnished a copy as required by this Section 3(p) or to which the Majority Holders of Registrable Securities included in such Registration Statement, the Initial Purchasers on behalf of such Holders or their counsel shall reasonably object prior to such filing;

                  (q) in the case of a Shelf Registration, use reasonable best efforts to cause the Registrable Securities to be rated with the appropriate rating agencies, if so requested by the Majority Holders of Registrable Securities, unless the Registrable Securities are already so rated;

                  (r) otherwise use reasonable best efforts to comply with all applicable rules and regulations of the SEC and, with respect to each Registration Statement and each post-effective amendment, if any, thereto and each filing by the Company of an Annual Report on Form 10-K, make available to its security holders, as soon as reasonably practicable, an earnings statement covering at least twelve months which shall satisfy the provisions of Section 11(a) of the 1933 Act and Rule 158 thereunder;

                  (s) in the case of a Shelf Registration, immediately after the filing of any document which is to be incorporated by reference into a Registration Statement or a Prospectus after initial filing of a Registration Statement, provide as many copies of such document to the Initial Purchasers on behalf of such Holders as shall be reasonably requested and, upon request of such Initial Purchasers, make representatives of the Company as shall be reasonably requested by the Holders of Registrable Securities, or the Initial Purchasers on behalf of such Holders, available for discussion of such document; and

                  (t) in the case of a Shelf Registration and if Exchange Securities are so listed, use reasonable best efforts to cause all Registrable Securities to be listed on any securities exchange on which Exchange Securities are then listed if such listing of Registrable Securities included in such Shelf Registration is requested by the Majority Holders.

         In the case of a Shelf Registration Statement, the Company may (as a condition to such Holder's participation in the Shelf Registration) require each Holder of Registrable Securities to furnish to the Company such information regarding such Holder and the proposed distribution by such Holder of such Registrable Securities as the Company may from time to time reasonably request in writing and require such Holder to agree in writing to be bound by all provisions of this Agreement applicable to such Holder. Each Holder of Registrable Securities as to which any Shelf Registration is being effected agrees to furnish promptly to the Company all information required to be disclosed so that the information previously furnished to the Company by such Holder is not materially misleading and does not omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made.

         In the case of a Shelf Registration Statement, each Holder agrees and, in the event that any Participating Broker-Dealer is using the Prospectus included in the Exchange Offer Registration Statement in connection with the sale of Exchange Securities pursuant to Section 3(f), each such Participating Broker-Dealer agrees that, upon receipt of any notice from the Company of the happening of any event or the discovery of any facts of the kind described in
Section 3(e)(ii) through 3(e)(vi) hereof, such Holder or Participating Broker-Dealer, as the case may be, will forthwith discontinue disposition of Registrable Securities pursuant to a Registration Statement until receipt by such Holder or Participating Broker-Dealer, as the case may be, of (i) the copies of the supplemented or amended Prospectus contemplated by Section 3(k) hereof or (ii) written notice from the Company that the Shelf Registration Statement or the Exchange Offer Registration Statement, respectively, are once again effective or that no supplement or amendment is required. If so directed by the Company, such Holder or Participating Broker-Dealer, as the case may be, will deliver to the Company (at the Company's expense) all copies in its possession, other than permanent file copies then in its possession, of the Prospectus covering such Registrable Securities that is current at the time of receipt of such notice. Nothing in this paragraph shall prevent the accrual of Additional Interest on any Securities, Private Exchange Securities or Exchange Securities.

         If the Company shall give any such notice to suspend the disposition of Registrable Securities pursuant to the immediately preceding paragraph, the Company shall be deemed to have used reasonable best efforts to keep the Shelf Registration Statement or, in the case of Section 3(f), the Exchange Offer Registration Statement, as the case may be, effective during such period of suspension; provided that (i) such period of suspension shall not exceed the time periods provided in Section 2(e)(vii) hereof and (ii) the Company shall use reasonable best efforts to file and have declared effective (if an amendment) as soon as practicable thereafter an amendment or supplement to the Shelf Registration Statement or the Exchange Offer Registration Statement or both, as the case may be, or the Prospectus included therein and shall, subject to
Section 2(b)(C)(y), extend the period during which the Shelf Registration Statement or the Exchange Offer Registration Statement or both, as the case may be, shall be maintained effective pursuant to this Agreement (and, if applicable, the period during which Participating Broker-Dealers may use the Prospectus included in the Exchange Offer Registration Statement pursuant to
Section 3(f) hereof) by the number of days during the period from and including the date of the giving of such notice to and including the earlier of the date when the Holders or Participating Broker-Dealers, respectively, shall have received copies of the supplemented or amended Prospectus necessary to resume such dispositions and the effective date of written notice from the Company to the Holders or Participating Broker-Dealers, respectively, that the

Shelf Registration Statement or the Exchange Offer Registration Statement, respectively, are once again effective or that no supplement or amendment is required.

         4. Underwritten Registrations.

         If any of the Registrable Securities covered by any Shelf Registration are to be sold in an underwritten offering in accordance with Section 3(n), the investment banker or investment bankers and manager or managers that will manage the offering will be selected by the Majority Holders of such Registrable Securities included in such offering, subject to the consent of the Company, which consent shall not be unreasonably withheld.

         No Holder of Registrable Securities may participate in any underwritten registration hereunder unless such Holder (a) agrees to sell such Holder's Registrable Securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

         5. Indemnification and Contribution.

         (a) The Company agrees to indemnify and hold harmless each Initial Purchaser, each Holder, each Participating Broker-Dealer and each Person, if any, who controls any Initial Purchaser, Holder or Participating Broker-Dealer within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act (each a "Company Indemnitee"), against any losses, claims, damages or liabilities, joint or several, to which such Company Indemnitee may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement pursuant to which Exchange Securities or Registrable Securities were registered under the 1933 Act, any related Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus or preliminary prospectus supplement, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Company Indemnitee for any legal or other expenses reasonably incurred by such Company Indemnitee in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Initial Purchaser, Holder or Participating Broker-Dealer with respect to such Initial Purchaser, Holder or Participating Broker-Dealer, as the case may be, specifically for use therein; and provided, further, that with respect to any untrue statement or alleged untrue statement in or omission or alleged omission from any preliminary prospectus or preliminary prospectus supplement the indemnity agreement contained in this subsection (a) shall not inure to the benefit of any Company Indemnitee from whom the person asserting any such losses, claims, damages or liabilities purchased the Registrable Securities or Exchange Securities concerned, to the extent that a prospectus supplement relating to such Securities was required to be delivered by such

Company Indemnitee under the 1933 Act in connection with such purchase and any such loss, claim, damage or liability of such Company Indemnitee results from the fact that there was not sent or given to such person, at or prior to the written confirmation of the sale of such Securities to such person, a copy of the most recent Prospectus if the Company had previously furnished copies thereof to such Company Indemnitee.

         (b) Each Initial Purchaser, each Holder and each Participating Broker-Dealer will severally and not jointly indemnify and hold harmless the Company, each Guarantor, their respective directors and officers, each other Initial Purchaser, each other selling Holder, each other Participating Broker-Dealer and each Person, if any, who controls the Company, any Guarantor, any such Initial Purchaser, any such Holder and any such Participating Broker-Dealer within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act (each a "Holder Indemnitee"), against any losses, claims, damages or liabilities to which such Holder Indemnitee may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement pursuant to which Exchange Securities or Registrable Securities were registered under the 1933 Act, any related Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus or preliminary prospectus supplement, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by any Initial Purchaser, Holder or Participating Broker-Dealer with respect to such Initial Purchaser, Holder or Participating Broker-Dealer, as the case may be, specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred.

         (c) Promptly after receipt by an indemnified party under this Section 5 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 5 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. In no event shall the indemnifying parties be liable for the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and
(ii) does not include a statement as to, or an admission of fault, culpability or a failure to act by or on behalf of an indemnified party.

         (d) If the indemnification provided for in this Section 5 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company from the offering and sale of the Securities on the one hand and the Initial Purchaser, Holder or Participating Broker-Dealer, as the case may be, on the other from the sale of the Registrable Securities or Exchange Securities pursuant to the applicable Registration Statement by such Initial Purchaser, Holder or Participating Broker-Dealer or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and such Initial Purchaser, Holder or Participating Broker-Dealer on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and such Initial Purchaser, Holder or Participating Broker-Dealer on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total proceeds received by such Initial Purchaser, Holder or Participating Broker-Dealer on the sale of such Registrable Securities or Exchange Securities, as the case may be. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or such Initial Purchaser, Holder or Participating Broker-Dealer and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Initial Purchaser, Holder or Participating Broker-Dealer shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities or Exchange Securities sold by it to any purchaser exceeds the amount of any damages which such Initial Purchaser, Holder or Participating Broker-Dealer has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         (e) The obligations of the Company under this Section 5 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Initial Purchaser, Holder or Participating Broker-Dealer within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act; and the obligations of the Initial Purchasers, Holders and Participating Broker-Dealers under this Section 5 shall be in addition to any liability which the respective Initial Purchaser, Holder or Participating Broker-Dealer may otherwise have and shall extend, upon the same terms and conditions, to each Guarantor, each director of the Company or a Guarantor, to each officer of the Company or a Guarantor who has signed the Registration Statement and to each person, if any, who controls the Company or a Guarantor within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act.

         The indemnity and contribution provisions contained in this Section 5 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Initial Purchaser, Holder or Participating Broker-Dealer or any Person controlling any Initial Purchaser, Holder or Participating Broker-Dealer, or by or on behalf of the Company or either Guarantor, their officers or directors or any Person controlling the Company or either Guarantor, (iii) acceptance of any of the Exchange Securities and (iv) any sale of Registrable Securities or Exchange Securities pursuant to a Shelf Registration Statement.

         6. Miscellaneous.

         (a) Rule 144 and Rule 144A. For so long as the Company is subject to the reporting requirements of Section 13 or 15(d) of the 1934 Act, the Company covenants that it will file all reports required to be filed by it under Section 13(a) or 15(d) of the 1934 Act and the rules and regulations adopted by the SEC thereunder, that if it ceases to be so required to file such reports, it will upon the request of any Holder or beneficial owner of Registrable Securities (i) make publicly available such information (including, without limitation, the information specified in Rule 144(c)(2) under the 1933 Act) as is necessary to permit sales pursuant to Rule 144 under the 1933 Act, (ii) deliver or cause to be delivered, promptly following a request by any Holder or beneficial owner of Registrable Securities or any prospective purchaser or transferee of Registrable Securities designated by such Holder or beneficial owner, such information (including, without limitation, the information specified in Rule 144A(d)(4) under the 1933 Act) as is necessary to permit sales pursuant to Rule 144A under the 1933 Act, and (iii) take such further action that is reasonable in the circumstances, in each case to the extent required from time to time to enable such Holder to sell its Registrable Securities without registration under the 1933 Act within the limitation of the exemptions provided by Rule 144, Rule 144A or any similar rules or regulations hereafter adopted by the SEC. Upon the request of any Holder or beneficial owner of Registrable Securities, the Company will deliver to such Holder or beneficial owner a written statement as to whether it has complied with such requirements. Notwithstanding the foregoing, nothing in this Section 6(a) shall be deemed to require the Company to register any of its securities pursuant to the 1934 Act.

         (b) No Inconsistent Agreements. The Company has not entered into, nor will the Company on or after the date of this Agreement enter into, any agreement which is inconsistent with the rights granted to the Holders of Registrable Securities in this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the Holders hereunder do not and will not in any way conflict with and are not and will not be inconsistent with the rights granted to the holders of any of the Company's other issued and outstanding securities under any other agreements entered into by the Company or any of its subsidiaries.

         (c) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of Holders of a majority in aggregate principal amount of the outstanding Registrable Securities affected by such amendment, modification, supplement, waiver or departure. Each Holder of Registrable Securities outstanding at the time of any such amendment, modification, supplement, waiver or consent thereafter shall be bound by any such amendment, modification, supplement, waiver or consent effected pursuant to this Section 6(c), whether or not any notice, writing or marking indicating such amendment, modification, supplement, waiver or consent appears on the Registrable Securities or is delivered to such Holder. Each Holder may waive compliance with respect to any obligation of the Company under this Agreement as it may apply or be enforced by such particular Holder.

         (d) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail, telecopier, or any courier guaranteeing overnight delivery (i) if to a Holder or Participating Broker-Dealer (other than an Initial Purchaser), at the most current address set forth on the records of the registrar under the Indenture,
(ii) if to an Initial Purchaser, at the most current address given by such Initial Purchaser to the Company by means of a notice given in accordance with the provisions of this Section 6(d), which address initially is the address set forth in the Purchase Agreement; and (iii) if to the Company, initially at the address set forth in the Purchase Agreement and thereafter at such other address, notice of which is given in accordance with the provisions of this
Section 6(d) , with a copy to Baker Botts L.L.P., One Shell Plaza, 910 Louisiana Street, Houston, Texas 77002, Telecopier No.: (713) 229-2779, Attention: Tull R. Florey.

         All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; three business days after being deposited in the mail, first class, postage prepaid, if mailed; when receipt is acknowledged, if telecopied; and on the next business day if timely delivered to an air courier guaranteeing overnight delivery.

         Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee, at the address specified in the Indenture.

         (e) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors, assigns and transferees of each of the parties, including, without limitation and without the need for an express assignment, subsequent Holders; provided that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Registrable Securities in violation of the terms hereof or of the Purchase Agreement or the Indenture. If any transferee of any Holder shall acquire Registrable Securities, in any manner, whether by operation of law or otherwise, such Registrable Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Registrable Securities, such Person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement, including the restrictions on resale set forth in this

Agreement and, if applicable, the Purchase Agreement, and such Person shall be entitled to receive the benefits hereof.

         (f) Third Party Beneficiary. Each Holder shall be a third party beneficiary of the agreements made hereunder between the Company , on the one hand, and the Initial Purchasers, on the other hand, and shall have the right to enforce such agreements directly to the extent it deems such enforcement necessary or advisable to protect its rights or the rights of other Holders hereunder. Each Holder, by its acquisition of Securities, shall be deemed to have agreed to the provisions of Section 5(b) hereof.

         (g) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

         (h) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

         (i) Restriction on Resales. Until the expiration of two years (or such shorter period as may hereafter be referred to in Rule 144(k) under the 1933 Act (or similar successor rule)) after the original issuance of the Securities, without the prior written consent of the Initial Purchasers, the Issuer will not, and will not permit any of its affiliates (as defined in Rule 501(b) under the 1933 Act) to, resell any of the Securities that have been reacquired by them, except for Securities purchased by the Issuer or any of its affiliates (as defined in Rule 501(b) under the 1933 Act) and resold in a transaction registered under the 1933 Act.

         (j) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

         (k) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                            CONOCOPHILLIPS

                                            By: /s/ Jeff W. Sheets
                                                --------------------------------
                                                Jeff W. Sheets
                                                Vice President and Treasurer

Confirmed and accepted as of the date first above written:

BANC OF AMERICA SECURITIES LLC
J.P. MORGAN SECURITIES INC.
SALOMON SMITH BARNEY INC.
And the other parties referred to in Annex A hereto


By:    BANC OF AMERICA SECURITIES LLC



By:  /s/  Lily Chang
    ------------------
    Lily Chang
    Principal

For itself and on behalf of the other Initial Purchasers

                                                                         ANNEX A

                               INITIAL PURCHASERS

Banc of America Securities LLC
J.P. Morgan Securities Inc.
Salomon Smith Barney Inc.
Barclays Capital Inc.
The Royal Bank of Scotland plc
ABN AMRO Incorporated
Banc One Capital Markets, Inc.
BNP Paribas Securities Corp.
Credit Suisse First Boston Corporation
Scotia Capital (USA) Inc.
SG Cowen Securities Corporation

                                                                         ANNEX B

                              PLAN OF DISTRIBUTION

         Each broker-dealer that receives new notes for its own account under the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of those notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer for resales of new notes received in exchange for original notes that had been acquired as a result of market-making or other trading activities. We have agreed that, for a period of 180 days after the expiration date of the exchange offer, we will make this prospectus, as it may be amended or supplemented, available to any broker-dealer for use in connection with any such resale. Any broker-dealers required to use this prospectus and any amendments or supplements to this prospectus for resales of the new notes must notify us of this fact by checking the box on the letter of transmittal requesting additional copies of these documents.

         Notwithstanding the foregoing, we are entitled under the registration rights agreement to suspend the use of this prospectus by broker-dealers under specified circumstances. For example, we may suspend the use of this prospectus if:

         - the SEC or any state securities authority requests an amendment or supplement to this prospectus or the related registration statement or additional information;

         - the SEC or any state securities authority issues any stop order suspending the effectiveness of the registration statement or initiates proceedings for that purpose;

         - we receive notification of the suspension of the qualification of the new notes for sale in any U.S. jurisdiction or the initiation or threatening of any proceeding for that purpose;

         -        the suspension is required by law;

         - the suspension is taken by us in good faith and for valid business reason, including the possible acquisition or divestiture of assets or a material corporate transaction or event; or

         - an event occurs which makes any statement in this prospectus untrue in any material respect or which constitutes an omission to state a material fact in this prospectus.

         If we suspend the use of this prospectus, the 180-day period referred to above will be extended by a number of days equal to the period of the suspension.

         We will not receive any proceeds from any sale of new notes by broker-dealers. New notes received by broker-dealers for their own account under the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on those notes or a combination of those methods of resale, at market prices prevailing at the time of resale, at prices related to prevailing market prices or at negotiated prices. Any resales may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from the selling broker-dealer or the purchasers of the new notes. Any broker-dealer that resells new notes received by it for its own account under the exchange offer and any broker or dealer that participates in a distribution of the new notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any resale of new notes and any commissions or concessions received by these persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker- dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

         We have agreed to pay all expenses incidental to the exchange offer, including the expenses of one counsel for the holders of old notes, other than commissions and concessions of any broker or dealer and will indemnify holders of the new notes, including any broker-dealers, against certain liabilities, including liabilities under the Securities Act or contribute to payments that they may be required to make in request thereof.

                                      B-2